Exhibit 10.23

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to $1,500,000 U.S. Dollars	Dated as of January 29, 2021 New York, NY

InterPrivate Acquisition Corp., a Delaware corporation (the “Maker”), promises to pay to the order of InterPrivate MII LLC, a Delaware, a Delaware limited liability company, or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of up to $1,500,000 in lawful money of the United States of America or such lesser amount as set forth on Schedule A hereto, on the terms and conditions described below.  All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The principal balance of Note shall be payable on date on which Maker consummates its initial business combination (the “Maturity Date”). The principal balance may be prepaid at any time.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4.  Conversion.

(a)  Optional Conversion. Effective immediately prior to the Maturity Date, unless Payee notifies Maker otherwise in writing (“Opt-Out Notice”), any amounts outstanding under this Note shall automatically be converted into that number of units of Maker, with each unit consisting of one share of common stock, par value $.0001, of Maker (each, a “Share”) and one-half of one warrant (each, a “Warrant”), with each whole warrant exercisable for one Share (the “Conversion Units”), equal to: (x) the portion of the principal amount of this Note being converted pursuant to this Section 4, divided by (y) $10.00, rounded up to the nearest whole number of Conversion Units. Each Conversion Unit will contain terms identical to those of the units Maker issued in a private placement (the “Private Placement”) simultaneously with the closing of Maker’s initial public offering (the “IPO”), as more fully described in the prospectus for the IPO dated February 3, 2020 and filed with the Securities and Exchange Commission (the “SEC”). As of the date hereof, the principal amount outstanding under this Note is $1,500,000 and, accordingly, such amount shall convert into Conversion Units consisting of (A) 150,000 Shares and (B) Warrants to purchase 75,000 Shares. Unless Payee has delivered Maker an Opt-Out Notice (or to the extent provided in any Opt-Out Notice if Payee elects to have less than all of the principal amount of this Note converted into Conversion Units),_Payee shall be deemed to have surrendered this Note on the Maturity Date, and Payee agrees to duly endorse, at the office of Maker this Note and shall provide Maker with the name or names in which the certificates for Conversion Units are to be issued. In the absence of an Opt-Out Notice, the conversion and surrender of this Note shall be deemed to have been made immediately prior to the close of business on the Maturity Date, and the person or persons identified by Payee entitled to receive the Conversion Units upon such conversion shall be treated for all purposes as the record holder or holders of such Conversion Units as of such date. For the avoidance of doubt, in the event that all principal on this Note has been paid in full on or prior to the Maturity Date, then Payee shall not be entitled to convert any portion of this Note into Conversion Units.

(b)  Remaining Principal. All accrued and unpaid principal of this Note that is not then converted into Conversion Units shall continue to remain outstanding and to be subject to the terms and conditions of this Note.

(c)  Effect of Conversion. Upon conversion of this Note in full, this Note shall be cancelled and void without further action of Maker or Payee, and Maker shall be forever released from all its obligations and liabilities under this Note.

5. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the date specified above.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)  Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6. Remedies.

(a)  Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)  Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party.  Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Trust Waiver.  Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account in which a portion of the proceeds of the IPO and the Private Placement were deposited, as described in greater detail in the registration statement and prospectus filed with the SEC in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

13. Amendment; Waiver.  Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14. Assignment.  No assignment or transfer of this Note by Maker or any of Maker’s rights or obligations hereunder may be made by it (by operation of law or otherwise) without the prior written consent of Payee (or its transferee or assignee, if applicable), and any attempted assignment without the required consent shall be void. The Payee may transfer or assign all or any portion of this Note (including any Conversion Units or right with respect thereto) at any time to its officers, directors, employees or affiliates.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

INTERPRIVATE ACQUISITION CORP.

By:	/s/ Ahmed Fattouh
	Name:	Ahmed Fattouh
	Title:	Chief Executive Officer

Schedule A

Date	Principal Amount Outstanding (inclusive of prior amounts)
January 29, 2021	$442,808.79